Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion by reference in Post-Effective Amendment No. 1 to Form S-1 on Forms-3/A of our reports dated June 3, 2005 and April 10, 2003 relating to the consolidated financial statements of Cornwall Group, Inc. and Subsidiaries as of and for the years ended December 31, 2004, 2003, 2002 and 2001, and to the reference in the registration statement to Rachlin Cohen & Holtz LLP as experts in accounting and auditing.

/s/ Rachlin Cohen & Holtz LLP
RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida

July 5, 2006

Rachlin Cohen & Holtz LLP

450 East Las Olas Boulevard • Suite 950 • Fort Lauderdale, Florida 33301 • Phone 954 525 1040
• Fax 954 525.2004 • www.rachlin.com

An Independent Member of Baker Tilly International

MIAMI    •   FORT LAUDERDALE    •   WEST PALM BEACH    •   STUART